UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2014

SPECTRUM BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34757	27-2166630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Deming Way Middleton, Wisconsin 53562
(Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Omar M. Asali as Class III Director

Pursuant to the Amended and Restated Certificate of Incorporation (the “Certificate”) and Second Amended and Restated Bylaws (the “Bylaws”) of Spectrum Brands Holdings, Inc. (the “Company”), and consistent with the provisions of the Delaware General Corporation Law relating to staggered boards of directors, the Company’s directors are elected to serve staggered terms and are divided into three classes, designated as Class I, Class II, and Class III, with the first class initially consisting of four directors and each other class initially consisting of three directors.  The term of office of one class expires each year.  Due to previous changes to the composition of the Company’s Board of Directors, as of January 28, 2014, the Company’s Board consisted of four Class I directors, three Class II directors, and one Class III director.

On January 28, 2014, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”), at which, among other things, Omar M. Asali was elected as a Class I director to serve for a three year term until the 2017 annual meeting of stockholders, as described in further detail below.  In order to comply with the New York Stock Exchange’s listing requirements and the Company’s Certificate and Bylaws, and to divide the number of directors among the three classes as evenly as possible, Mr. Asali notified the Company that he has agreed to resign as a Class I director, effective as of the close of business on January 28, 2014, subject to his appointment as a Class III director.  Effective as of the close of business on January 28, 2014, the Board of Directors accepted the resignation of Mr. Asali as a Class I director of the Company with a term expiring at the Company’s annual meeting of stockholders in 2017, and immediately appointed Mr. Asali as a Class III director to serve for a term expiring at the Company’s annual meeting of stockholders in 2016.  As a result of the foregoing events, the Company’s Board now consists of three Class I directors, three Class II directors, and two Class III directors.

Mr. Asali continues as the Vice Chairman of the Board of Directors and as a member of the Nominating and Corporate Governance Committee.  Mr. Asali has served as a director of the Company since July 2011.

Amendment of the Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan

At the Annual Meeting, the Company’s stockholders approved an amendment to the Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan (the “2011 Plan”) to increase by 1,000,000 the number of shares of the Company’s common stock available for issuance under the 2011 Plan, from 4,625,676 to 5,625,676 shares.

The purpose of the amendment is to provide a sufficient number of available shares of common stock for future granting needs under the 2011 Plan to compensate and incentivize the Company’s employees, directors, officers and consultants.  The principal features of the 2011 Plan, including the amendment to the plan, are summarized in greater detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on December 23, 2013 under the caption “Proposal 4: Amendment of the Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan,” which summary is incorporated by reference herein.

The foregoing description of the 2011 Plan and the amendment approved by the Company’s stockholders at the Annual Meeting is qualified in its entirety by reference to the full text of the 2011 Plan, as amended, a copy of which is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated by reference herein.

Item 5.07  Submission of Matters to a Vote of Security Holders.

As referenced above, the Company held its Annual Meeting on January 28, 2014.  Only holders of the Company’s common stock at the close of business on December 16, 2013 (the “Record Date”) were entitled to vote at the Annual Meeting.  As of the Record Date, there were 52,685,589 shares of common stock entitled to vote.  A total of 50,302,232 shares of common stock (95.48%), constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

The stockholders voted on four proposals at the Annual Meeting.  The proposals are described in detail in the Proxy Statement dated December 23, 2013.  The final results of the votes regarding each proposal are set forth below.

Proposal 1: The Company’s stockholders elected four directors to the Board to serve for a three year term until the 2017 annual meeting of stockholders.  The votes regarding this proposal were as follows:

	For	Withhold	Broker Non-Votes
Kenneth C. Ambrecht	47,969,694	258,296	–
Eugene I. Davis	39,949,413	8,278,577	–
David R. Lumley	44,975,557	3,252,433	–
Omar M. Asali	42,434,284	5,793,706	–

Proposal 2: The Company’s stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2014.  The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
50,250,748	50,670	814	–

Proposal 3: The Company’s stockholders approved a non-binding advisory resolution approving the compensation of the Company’s named executive officers.  The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
47,129,297	929,658	169,035	–

Proposal 4: The Company’s stockholders approved an amendment of the Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan to increase the number of shares of common stock available for issuance thereunder from 4,625,676 to 5,625,676.  The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
47,097,714	1,107,421	22,855	–

Item 9.01  Financial Statements and Exhibits.

(a)  Not applicable.
(b)  Not applicable.
(c)  Not applicable.
(d)  Exhibits.

The following exhibits are being furnished with this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan (as amended on January 28, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.
Date: February 3, 2014

	By:	/s/ Nathan E. Fagre
Printed Name: Nathan E. Fagre
Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan (as amended on January 28, 2014)